Exhibit 99.01

Seneca Biopharma Announces Exercise of Warrants for $7.55 Million Gross Proceeds

GERMANTOWN, Md., January 17, 2020 – Seneca Biopharma, Inc. (Nasdaq:SNCA), a clinical-stage biopharmaceutical company developing novel treatments for various diseases of high unmet medical need, today announced the agreement by several accredited investors to exercise certain warrants to purchase up to an aggregate of 5,555,554 shares of common stock having an exercise price of $2.70 issued by the company on July 30, 2019, at a reduced exercise price of $1.36 per share.

The shares of common stock issuable upon exercise of the warrants are registered pursuant to a registration statement on Form S-1 (File No. 333-232273) which became effective by the Securities and Exchange Commission (SEC) on July 25, 2019. The gross proceeds to the company from the exercise of the warrants are expected to be approximately $7.55 million, prior to deducting placement agent fees and estimated offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the exercising holders will receive new unregistered warrants to purchase shares of common stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). The warrants will be exercisable into an aggregate of up to 5,555,554 shares of common stock, at an exercise price of $1.23 per share, 2,777,777 of which have a term of exercise equal to two years and 2,777,777 of which have a term of exercise equal to five years.

Seneca intends to use the net proceeds from the offering as working capital for general business purposes, including continued development of SNCA’s stem cell assets and seeking partnership opportunities, as well as pursuing the in-licensing or acquisition of new innovative medicines to strengthen SNCA’s pipeline.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the 1933 Act and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Seneca Biopharma, Inc.

Seneca Biopharma, Inc., is a clinical-stage biopharmaceutical company developing novel treatments for various diseases of high unmet medical need. The Company is in the process of transforming the organization through the acquisition or in-licensing of new science and technologies, to develop with the goal of providing meaningful therapies for patients.

Cautionary Statement Regarding Forward Looking Information:

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include the completion of the offering, including the satisfaction of the closing conditions, and the use of anticipated proceeds, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, market conditions, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Seneca’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2018, as well as our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements, except as required by law.

Contact:

Hibiscus Bioventures

josh@hibiscusbio.com